EXECUTION COPY

FIRST AMENDMENT TO MANAGEMENT AGREEMENT

THIS FIRST AMENDMENT (this “Amendment”) to the Management Agreement dated as of October 22, 2012 (the “Management Agreement”), by and among Morgan Stanley Spectrum Currency L.P., a Delaware limited partnership (the “Partnership”), Ceres Managed Futures LLC, a Delaware limited liability company (“CMF”) and The Cambridge Strategy (Asset Management) Limited, a limited liability company incorporated in England and Wales (“Cambridge” or the “Advisor”), is made and entered into by the undersigned parties on October 23, 2012 (the “Effective Date”).

WHEREAS, all provisions contained in the Management Agreement remain in full force and effect and are modified only to the extent necessary to provide for the amendments set forth below;

WHEREAS, terms used and not otherwise defined herein have the meaning ascribed to such term in the Management Agreement;

WHEREAS, the undersigned parties desire to amend certain provisions of the Management Agreement; and

WHEREAS, pursuant to Section 11 of the Management Agreement, the undersigned parties may amend the Management Agreement by written consent;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereto agree as follows:

1.           Section 3(a) of the Management Agreement is hereby deleted and replaced with the following:

“(a) In consideration of and as compensation for all of the services to be rendered by the Advisor to the Partnership under this Agreement, the Partnership shall pay the Advisor (i) an incentive fee payable quarterly equal to 15% of New Trading Profits (as such term is defined below) earned by the Advisor for the Partnership (the “Incentive Fee”) and (ii) a monthly fee for professional management services equal to 1.5% per year of the beginning of the month Net Assets of the Partnership allocated to the Advisor (computed monthly by multiplying the Partnership’s Net Assets allocated to the Advisor as of the opening of business on the first day of each calendar month, commencing with the month in which the Partnership begins to receive trading advice from the Advisor pursuant to this Agreement, by 1.5% and dividing the result thereof by 12) (the “Management Fee”).”

2.           Effective Date.                                This Amendment shall take effect as of the Effective Date.

3.           Counterparts and Facsimile Execution.                                                                This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same agreement.  Facsimile counterpart signature pages to this Amendment shall be acceptable and binding.

[Signatures to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to the Management Agreement to be duly executed and delivered as of the Effective Date.

MORGAN STANLEY SPECTRUM CURRENCY L.P. By: Ceres Managed Futures LLC, its general partner By: _____________________________ Name: Walter Davis Title: President
CERES MANAGED FUTURES LLC By: _____________________________ Name: Walter Davis Title: President
THE CAMBRIDGE STRATEGY (ASSET MANAGEMENT) LIMITED

By:  _____________________________
Name:  David Russell Thompson
Title:  Chief Investment Officer

Signature Page to First Amendment to Management Agreement